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                                                                     EXHIBIT 4.3


                           SENIOR SUBORDINATED GUARANTEE

                  Each of the undersigned (each a "Guarantor") has jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest and Additional Interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash), to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.







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                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatures.

December 11, 1998

A-ACTION RENTAL, INC. (doing business as
     A-ACTION RENTAL & SALES, INC.)
A TO Z RENTS IT, INC.
A TO Z RENTS IT, INC. #2
ACME RENTAL, INC.
CENTRAL ALABAMA RENTAL CENTER, INC.
GABRIEL TRAILER MANUFACTURING
     COMPANY, INC.
GOLD COAST AERIAL LIFT, INC.
HIGH REACH COMPANY, INC.
NATIONSRENT OF ALABAMA, INC.
NATIONSRENT OF CALIFORNIA, INC.
NATIONSRENT OF FLORIDA, INC.
NATIONSRENT OF GEORGIA, INC.
NATIONSRENT OF INDIANA, INC.
NATIONSRENT OF KENTUCKY, INC.
NATIONSRENT OF LOUISIANA, INC.
NATIONSRENT OF MICHIGAN, INC.
NATIONSRENT OF NEW HAMPSHIRE, INC.
NATIONSRENT OF OHIO, INC.
NATIONSRENT OF TENNESSEE, INC.
NATIONSRENT OF TEXAS, INC.
NATIONSRENT OF WEST VIRGINIA, INC.
NRI/LEC MERGER CORP., INC.
RAYMOND EQUIPMENT CO. (doing
     business as JOBS RENTAL)
SAM'S EQUIPMENT RENTAL, INC.
     (a subsidiary of Gabriel Trailer Manufacturing
     Company, Inc.)
SOUTHEAST RENTAL & LEASING, INC.





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TENNESSEE TOOL & SUPPLY, INC.
THE BODE-FINN COMPANY
THE J. KELLY CO., INC.
TITAN RENTALS, INC.


Each by its authorized officer:


/s/ Thomas C. Richardson
-----------------------------------
Name: Thomas C. Richardson
Title: Vice President








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                                 ASSIGNMENT FORM
             If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:



                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, __________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: .............................       Signed:  ____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

Signature Guarantee: ...................................................

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) _____________ ___, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
                              [Check One]

(1)          [ ]       to the Company or a subsidiary thereof; or

(2)          [ ]       pursuant to and in compliance with Rule 144A under the
                       Securities Act; or

(3)          [ ]      to an institutional "accredited investor" (as defined
                      in Rule 501(a)(1), (2), (3) or (7) under the Securities
                      Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or


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(4)          [ ]      outside the United states to a "foreign person" in
                      compliance with Rule 904 of Regulation S under the Securities Act; or

(5)          [ ]      pursuant to the exemption from registration provided by
                      Rule 144 under the Securities Act; or

(6)          [ ]      pursuant to an effective registration statement under the
                      Securities Act; or

(7)          [ ]      pursuant to another available exemption from the
                      registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (2),(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date:                                              Signed:

                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

Signature Guarantee:

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:      .............................    Signed:


                                            NOTICE:  To be executed by
                                                     an executive officer

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                       OPTION OF HOLDER TO ELECT PURCHASE





                      If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:


                           Section 4.15 [ ]


                           Section 4.16 [ ]


If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$...................................


Dated:                                       Signed:


                                             NOTICE: The signature on this
                                             assignment must correspond
                                             with the name as it appears
                                             upon the face of the within
                                             Note in every particular
                                             without alteration or
                                             enlargement or any change
                                             whatsoever and be guaranteed
                                             by an eligible guarantor
                                             institution with membership in
                                             the Medallion guaranty program
                                             or similar association.


Signature Guarantee: